Exhibit 10.1

AMENDMENT NO. 7

TO

LOAN AND SECURITY AGREEMENT

           THIS AMENDMENT NO. 7 ("Amendment No. 7") is entered into as of November 17, 2003 by and between SYSTEMAX INC., a corporation organized under the laws of the State of Delaware ("SYX"), SYSTEMAX MANUFACTURING INC. (formerly known as Midwest Micro Corp.), a corporation organized under the laws of the State of Delaware ("SMI"), GLOBAL COMPUTER SUPPLIES INC. (successor by merger to Continental Dynamics Corp.), a corporation organized under the laws of the State of New York ("GCS"), GLOBAL EQUIPMENT COMPANY, INC., a corporation organized under the laws of the State of New York ("GEC"), TIGER DIRECT, INC., a corporation organized under the laws of the State of Florida ("Tiger"), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware ("Dartek"), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York ("NII"), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware ("Misco"), SYSTEMAX RETAIL SALES INC., a corporation organized under the laws of the State of Delaware ("SRS"), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York ("PCI"), CATALOG DATA SYSTEMS, INC., a corporation organized under the laws of the State of New York ("CDS"), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware ("MFC"), TEK SERV INC., a corporation organized under the laws of the State of Delaware ("TSI"), B.T.S.A., Inc., a corporation organized under the laws of the State of New York ("BTSA") and KEYBOARDMALL.COM INC., a corporation organized under the laws of the State of Delaware ("KMC") (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, SRS, PCI, CDS, MFC, TSI, BTSA and KMC, each a "Borrower" and jointly and severally the "Borrowers"), the lenders who are parties to the Loan Agreement, as defined herein ("Lenders") and JPMORGAN CHASE BANK, as agent for the Lenders ("Agent").

BACKGROUND

           Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of June 13, 2001 (as amended by Amendment No. 1 to Loan and Security Agreement dated as of September 1, 2001, Amendment No. 2 to Loan and Security Agreement and Consent dated as of December 13, 2001, Amendment No. 3 to Loan and Security Agreement dated as of December 20, 2001, Amendment No. 4 to Loan and Security Agreement and Consent dated as of April 18, 2002, Amendment No. 5 and Waiver to Loan and Security Agreement dated as of June 30, 2002, Amendment No. 6 to Loan and Security Agreement dated as of September 22, 2003, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders provide Borrowers with certain financial accommodations.

           Borrowers have informed Agent and Lenders that they intend to advance up to $8,500,000 to Systemax Europe Ltd. and Borrowers have requested Agent and Lenders modify certain reporting requirements during the period when there are no outstanding Advances and Agent and Lenders are willing to amend the Loan Agreement on the terms and conditions hereafter set forth.

           NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                1.     Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                2.     Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                     (a)      The definition of "Trademark Security Agreement" set forth in Section 1.2 is hereby amended and restated in its entirety as follows:

“Trademark Security Agreement” shall mean, collectively, the Trademark Collateral Security Agreements and Trademark Assignments of Security each dated the Closing Date executed by SYX, Tiger, Dartek, NII, GEC and Misco and the Trademark Collateral Security Agreement and Trademark Assignment of Security dated as of April 28, 2003 executed by GCS.

                     (b)      Definitions of the terms "Excess Cash Balance", "Excess Cash Balance Borrowing Notice”, “Excess Cash Balance Reduction Period and “Reporting Events” are hereby added to Section 1.2 where alphabetically appropriate to read as follows:

“Excess Cash Balance” shall mean at any time, the net credit balance in favor of Borrowers under the Loan Agreement after giving effect to the then balance of all outstanding Advances.

“Excess Cash Balance Borrowing Notice” shall have the meaning set forth in Section 2.15 hereof.

“Excess Cash Balance Reduction Period” shall mean any period of time in excess of five (5) consecutive Business Days that the Excess Cash Balance shall be less than $15,000,000.

“Notice Period” shall have the meaning set forth in Section 2.15 hereof.

“Reporting Event” shall have the meaning set forth in Section 9.2 hereof.

                     (c)      A new Section 2.15 is hereby added to read as follows:

“Notwithstanding any other provision herein, Borrowing Agent shall not be permitted to request an Advance on behalf of any Borrower in an amount which after giving effect to such request, would result in the Excess Cash Balance being zero ($-0-), without providing Agent with sixty (60) days written notice (the “Notice Period”) of such request (each such notice an “Excess Cash Balance Borrowing Notice”).”

                     (d)      In Section 7.4, (i) the word "and" prior to clause (h) is changed to a comma and (ii) a new clause is hereby added immediately prior to the period appearing at the end of such Section 7.4 as follows:

“and (i) loans in an aggregate amount at any time not in excess of $8,500,000 to Systemax Europe Ltd, provided, that such loans shall be repaid in cash no later than May 30, 2004”

                     (e)      In Section 9.2 the first sentence thereof is hereby amended and restated as follows:

“Deliver to Agent on or before the twentieth (20th) day after the end of each fiscal quarter as and for the prior fiscal quarter (a) accounts receivable agings, (b) Inventory reports, (c) accounts payable agings, (d) reconciliations with respect to each of foregoing, (e) Borrowing Base Certificates, (f) lockbox statements, (g) an Inventory designation report and (h) such other schedules as Agent may request, provided, that (i) during an Excess Cash Balance Reduction Period or (ii) following the receipt by Agent of an Excess Cash Balance Borrowing Notice through and until such time as the outstanding balance of any Advances made subsequent to such Notice Period has been reduced to $0 ((i) and (ii) collectively, the “Reporting Events”) each of (a)-(h) above shall be delivered to Agent on or before the twentieth (20th) day of each month as and for the prior month.”

                     (f)      In Section 9.2 the second sentence thereof is hereby amended and restated as follows:

“Upon the occurrence of a Reporting Event, Borrower shall also deliver to Agent, on a daily basis, copies of all sales, collection, debit and credit adjustment schedules.”

           3.     Conditions of Effectiveness. This Amendment No. 7 shall become effective as of the date upon which Agent shall have received four (4) copies of this Amendment No. 7 executed by Borrowers, Required Lenders and each Guarantor.

           4.     Release. Each Borrower hereby releases, remises, acquits and forever discharges each Lender and Agent and each Lender's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Other Documents (all of the foregoing hereinafter called the "Released Matters"). Each Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

           5.     Representations and Warranties. Borrowers hereby represent and warrant as follows:

                     (a)      This Amendment No. 7 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                     (b)      Upon the effectiveness of this Amendment No. 7, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement as amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 7.

                     (c)      No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 7.

                      (d)     Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

          6.      Effect on the Loan Agreement.

                     (a)      Upon the effectiveness of this Amendment No. 7, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                      (b)     Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                      (c)     The execution, delivery and effectiveness of this Amendment No. 7 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

           7.     Governing Law. This Amendment No. 7 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

           8.     Headings. Section headings in this Amendment No. 7 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 7 for any other purpose.

           9.     Counterparts; Telecopied Signatures. This Amendment No. 7 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party via telecopier shall be deemed to be an original signature hereto.

           IN WITNESS WHEREOF, this Amendment No. 7 has been duly executed as of the day and year first written above.

SYSTEMAX INC.

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Senior Vice President

SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY, INC.
TIGER DIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
SYSTEMAX RETAIL SALES INC.
PAPIER CATALOGUES, INC.
CATALOG DATA SYSTEMS, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
B.T.S.A., INC.
KEYBOARDMALL.COM INC.

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Vice President of each of the foregoing entities

JPMORGAN CHASE BANK, as Lender and as Agent

By: Donna M. DiForio
       Name: Donna M. DiForio
       Title: Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION,
as Lender and as Co-Agent

By: /s/ James De Santis
Its: Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLC,
(successor by merger to GMAC COMMERCIAL
CREDIT LLC), as Lender

By: /s/ David Duffy
Its: Duly Authorized Signatory

ACKNOWLEDGED AND AGREED:

SYSTEMAX SUWANEE LLC

BY: Systemax Inc., Member

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Senior Vice President

THE MILLENNIUM GROUP LLC

By: Millennium Falcon Corp., Member

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Vice President

By: WRD Sales, Inc., Member

By: /s/ William Davis
       Name: William Davis
Title: President

PROFIT CENTER SOFTWARE INC. GLOBAL GOV'T/EDUCATION SOLUTIONS INC. SYSTEMAX SERVICES INC. By: /s/ Steven M. Goldschein Name: Steven M. Goldschein Title: Vice President of each of the foregoing entities